UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024
Commission File Number: 1-40392
DT Midstream, Inc.

Delaware	38-2663964
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrant's address of principal executive offices: 500 Woodward Ave., Suite 2900, Detroit, Michigan 48226-1279
Registrant’s telephone number, including area code:  (313) 402-8532

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, par value $0.01	DTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2024, DT Midstream, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. as representative (the “Representative”) of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 3,625,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The offering price of the Shares to the public was $101.000 per share, and the Underwriters agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $97.465 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 543,750 shares of Common Stock (the “Option Shares”) at the same price per share as the Shares. On November 20, 2024, the Underwriters exercised the option to purchase the Option Shares in full, and the Offering closed on November 21, 2024.

The net proceeds from the Offering to the Company from the sale of the Shares and the Option Shares, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $405,542,219.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. In addition, subject to certain exceptions, the Company and its executive officers and directors have agreed not to sell or otherwise dispose of any of the shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock held by them for a period ending 45 days after the date of the Underwriting Agreement without first obtaining the written consent of the Representatives.

The Shares and the Option Shares were issued pursuant to a shelf registration statement on Form S-3 (File No. 333-283345) that was filed with the Securities and Exchange Commission (“SEC”) and became automatically effective on November 19, 2024. A prospectus supplement relating to the Offering has been filed with the SEC. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the legal opinion and consent of Allen Overy Shearman Sterling US LLP relating to the Shares and the Option Shares is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on November 20, 2024 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated November 20, 2024, by and between DT Midstream, Inc. and Barclays Capital Inc., as representative of the underwriters named therein
5.1	Opinion of Allen Overy Shearman Sterling US LLP
23.1	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1)
99.1	Press Release, dated November 20, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2024

DT MIDSTREAM, INC. (Registrant)
by
/s/ Wendy Ellis
Name: Wendy Ellis
Title: Executive Vice President, General Counsel and Corporate Secretary